EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

     Agreement and Plan of Merger, dated as of May 12, 2003, by and between Pharmaceutical Resources, Inc., a New Jersey corporation (the "Company"), and
Pharmaceutical Resources, Inc., a wholly-owned Delaware subsidiary of the Company newly-formed solely for the purpose of reincorporating the Company in the State of Delaware ("PRI (DEL)").

     The Company owns all of the issued and outstanding shares of capital stock of PRI (DEL). In consideration of the mutual promises, covenants and agreements contained herein, the Company and PRI (DEL), intending to be legally bound, hereby agree as set forth below.

     1. Merger of the Company with and into PRI (DEL). At the Effective Time, as defined in Section 5 of this Agreement and Plan of Merger, (a) the Company shall merge with and into PRI (DEL), (b) the separate existence of the Company shall cease to exist and (c) PRI (DEL) shall be the surviving corporation in the merger (the "Surviving Corporation") and shall continue its existence under Delaware law (the "Merger").

     2. Certificate of Incorporation and Bylaws of the Surviving Corporation. The Certificate of Incorporation and Bylaws of PRI (DEL) at the Effective Time shall continue to be the Certificate of Incorporation and Bylaws of the Surviving Corporation, respectively, subject to any future amendments or deletions thereto in accordance with applicable law.

     3. Directors and Officers of the Surviving Corporation. The directors and officers of the Company immediately prior to the Effective Time shall become the respective directors and officers of the Surviving Corporation, who shall serve in accordance with applicable law and until their respective successors are duly qualified and elected.

     4. Cancellation, Conversion and Continuance of Shares.

            (a) PRI (DEL) Shares. At the Effective Time, all shares of capital stock of PRI (DEL) owned by the Company immediately prior to the consummation of the Merger shall be cancelled.

            (b) Company Shares. Each issued and outstanding share, and each share then held in the treasury, of the common stock of the Company shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted at the Effective Time into one share of common stock of PRI (DEL). The terms and conditions of each stock option and warrant to purchase shares of the Company's common stock outstanding immediately prior to the consummation of the Merger shall remain the same, except that such option or warrant shall be an option or warrant, as the case may be, to purchase shares of PRI (DEL) common stock.

            The consummation of the Merger shall not be deemed a transaction that constitutes a "change of control," as such term is defined in the stock option plans or agreements of the Company under which options to purchase shares of its common stock have been granted. Accordingly, the terms of outstanding stock options of the Company shall not be affected as a result of the Merger.

            It will not be necessary for shareholders of the Company to exchange their existing stock certificates representing shares of common stock of the Company for stock certificates representing shares of PRI (DEL) common stock. In the event, however, such shareholders decide to effect such an exchange, they shall receive shares of PRI (DEL) common stock possessing, subject to differences in applicable law, the same general rights as the common stock of the Company.

     5. Approval, Filing and Effective Time. This Agreement and Plan of Merger shall be adopted and approved by the Company and PRI (DEL) in the manner required by the Delaware General Corporation Law, as amended (the "DGCL"), and the New Jersey Business Corporation Act, as amended (the "NJBCA"). After this Agreement and Plan of Merger has been adopted and approved, and so long as it has not been terminated pursuant to Section 6 hereof, the Company and PRI (DEL), upon obtaining the requisite Company shareholder approval under the NJBCA, shall file a certificate of merger with the Secretary of State of New Jersey and a certificate of ownership and merger with the Secretary of State of the State of Delaware. The Merger shall become effective upon the filing of such certificate with the Secretary of State of Delaware (the "Effective Time").

     6. Amendment; Termination. This Agreement and Plan of Merger may be amended or terminated at any time prior to the Effective Time by action of the Board of Directors of both the Company and PRI (DEL), except as otherwise prohibited by the NJBCA or the DGCL, notwithstanding the adoption or approval contemplated by
Section 5 hereof.

     7. Further Assurances. From time to time, as and when required by the Surviving Corporation or its successors or assigns, there shall be executed and delivered on behalf of the Company such documents and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary to: (i) cause the Surviving Corporation to have its common stock registered with the Securities and Exchange Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended, and to have its common stock listed on the New York Stock Exchange, (ii) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Company and (iii) otherwise carry out the purposes of this Agreement and Plan of Merger. The executive officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of the Company or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     8. Service of Process; Appointment of Agent. The Surviving Corporation hereby agrees that it may be sued in the State of New Jersey for any prior obligation of the Company, any prior obligation of any constituent foreign corporation qualified under Section 14A:13-4 of the NJBCA, and any obligations hereafter incurred by the Surviving Corporation, so long as any liability remains outstanding against the Company in the State of New Jersey, and it hereby irrevocably appoints the Secretary of State of New Jersey as its agent to accept service of process in any action for the enforcement of any such obligation, including taxes.


                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Company and PRI (DEL) have executed this Agreement and Plan of Merger as of the day and year first above written.

                                          PHARMACEUTICAL RESOURCES, INC.
                                           (A New Jersey corporation)

                                          By:    /s/ DENNIS J. O'CONNOR
                                                 ----------------------
                                          Name:  Dennis J. O'Connor
                                          Title: Vice President, CFO and
                                                 Secretary

                                          PHARMACEUTICAL RESOURCES, INC.
                                           (A Delaware corporation)

                                          By:    /s/ JOSEPH SCHOTT
                                                 -----------------
                                          Name:  Joseph Schott
                                          Title: Assistant Secretary


                                       3